Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial data are based on our historical financial statements. The information included in the “Gibraltar Historical” column of the unaudited pro forma condensed combined financial data for the years ended December 31, 2008, 2007, and 2006 sets forth our historical statement of income data for the years ended December 31, 2008, 2007, and 2006 which are derived from our Annual Report on Form 10-K filed February 25, 2009. The information included in the “Gibraltar Historical” column of the unaudited pro forma condensed combined financial data as of and for the nine months ended September 30, 2009 sets forth our historical balance sheet and statement of income data as of and for the nine months ended September 30, 2009 which is derived from our Quarterly Report on Form 10-Q filed November 5, 2009.
The information in the “Pro Forma” column of the unaudited pro forma condensed combined financial data gives effect to the following for the years ended December 31, 2008, 2007, and 2006 and the nine months ended September 30, 2009 as if they occurred on January 1, 2006:
•	the sale of certain assets and liabilities of the Processed Metal Products segment (the “Transaction”);

•	the use of the proceeds thereof to repay a portion of our outstanding debt; and

•	the use of proceeds from the collection of receivables of the Processed Metal Products that were not sold in the Transaction to repay a portion of our outstanding debt
The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable. However, these unaudited pro forma adjustments do not include any adjustments to the selling price of the Processed Metal Products segment asset sale. The final sales price of the assets of the Processed Metal Products segment will be determined based upon the actual working capital transferred when the transaction closes.
Pro forma adjustments have been recorded to record the effect of the sale of certain assets and liabilities, and the reclassification to discontinued operations of the results of the operations of, our Processed Metal Products segment. The adjustments with respect to the use of proceeds from the Transaction and from the collection of receivables, which were not sold in the Transaction to reduce outstanding debt reflects interest expense based on average rates on our debt during the respective periods.

Our unaudited pro forma financial data do not purport to present what our actual results would have been if the Transaction described above had occurred on January 1, 2006 and are not necessarily indicative of our future financial position or results. For example, we expect our future results to be affected by incurring a loss on the disposal of certain assets of the Processed Metal Products segment. While we are unable to calculate the exact amount of this loss until the after the closing of the Transaction, when adjustments to the selling price of the Processed Metal Products segment assets have been determined, we expect it to be in the range of $17 million to $21 million.
You should read the unaudited pro forma condensed combined financial data set forth below in conjunction with the audited and unaudited consolidated financial statements and the related notes of our Company.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2009

		Processed Metal
		Products Disposition
	Historical	Pro Forma
	Gibraltar	Adjustments (1)		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$15,101	$—		$15,101
Accounts receivable, net	120,890	(20,494)		100,396
Inventories	109,821	(15,982)		93,839
Other current assets	23,529	(3,959	)(2)	19,570
Assets of discontinued operations	1,410	20,189		21,599

Total current assets	270,751	(20,246)		250,505
Property, plant, and equipment	231,649	(53,844)		177,805
Goodwill	425,572	—		425,572
Acquired intangibles	84,561	—		84,561
Investment in partnership	2,532	(2,532)		—
Other assets	18,147	(226)		17,921
Assets of discontinued operations	—	3,529		3,529

	$1,033,212	$(73,319)		$959,893

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$79,760	$(14,667)		$65,093
Accrued expenses	44,177	(1,854)		42,323
Current maturities of long-term debt	2,708	—		2,708

Total current liabilities	126,645	(16,521)		110,124
Long-term debt	262,661	(27,587	)(3)	235,074
Deferred income taxes	69,207	(12,130)		57,077
Other non-current liabilities	18,996	(229)		18,767
Shareholders’ equity	555,703	(16,852	)(4)	538,851

	$1,033,212	$(73,319)		$959,893

Notes to the unaudited pro forma condensed balance sheet
(1)	Reflects the adjustments for the carrying value of assets and liabilities that were sold and remaining assets that will be reclassified to discontinued operations, as reflected in the following table as of September 30, 2009 (in thousands):

	Assets and	Assets to be Classified
	Liabilities to	in Discontinued
	be Sold	Operations	Total
Assets:
Accounts receivable	$305	$20,189	$20,494
Inventories	15,982	—	15,982
Other current assets	1,559	—	1,559
Property, plant, and equipment	50,315	3,529	53,844
Investment in partnership	2,532	—	2,532
Other assets	226	—	226
Liabilities:
Accounts payable	$14,667	$—	$14,667
Accrued expenses	1,854	—	1,854
Deferred tax liabilities	12,130	—	12,130
Other non-current liabilities	229	—	229
(2)	Reflects the $1.6 million of Processed Metal Products’ assets noted above and a $2.4 million tax liability due from the tax gain recognized on the asset sale. As of September 30, 2009, the Company recorded an asset for income taxes receivable; therefore, the adjustment for the liability noted above is recorded as a reduction to other current assets.

(3)	Reflects the reduction in outstanding debt related to use of the sale proceeds of $34 million, net of an estimated $6.4 million working capital adjustment as defined within the asset purchase agreement.

(4)	Reflects the loss on disposal that would have been recorded had the assets and liabilities been sold on September 30, 2009.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2006

		Processed Metal
		Products Disposition
	Historical	Pro Forma
	Gibraltar	Adjustments (a)	Pro Forma
Net sales	$1,125,864	$(263,577)	$862,287
Cost of sales	885,254	(238,691)	646,563

Gross profit	240,610	(24,886)	215,724
Selling, general, and administrative expense	128,920	(9,777)	119,143

Income from operations	111,690	(15,109)	96,581
Interest expense	(26,226)	3,099 (b)	(23,127)
Equity in partnerships’ (loss), (impairment), and other income	(12,900)	13,883	983

Income before taxes	72,564	1,873	74,437
Provision for income taxes	27,436	708 (c)	28,144

Income from continuing operations	$45,128	$1,165	$46,293

Income per share from continuing operations — Basic	$1.52		$1.56
Weighted average shares outstanding — Basic	29,712		29,712

Income per share from continuing operations — Diluted	$1.50		$1.54
Weighted average shares outstanding — Diluted	30,006		30,006

Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2007

		Processed Metal
		Products Disposition
	Historical	Pro Forma
	Gibraltar	Adjustments (a)	Pro Forma
Net sales	$1,198,715	$(269,693)	$929,022
Cost of sales	983,495	(247,007)	736,488

Gross profit	215,220	(22,686)	192,534
Selling, general, and administrative expense	139,479	(9,421)	130,058

Income from operations	75,741	(13,265)	62,476
Interest expense	(32,498)	2,940 (b)	(29,558)
Equity in partnerships’ income and other income	1,172	(743)	429

Income before taxes	44,415	(11,068)	33,347
Provision for income taxes	17,476	(4,355) (c)	13,121

Income from continuing operations	$26,939	$(6,713)	$20,226

Income per share from continuing operations — Basic	$0.90		$0.68
Weighted average shares outstanding — Basic	29,867		29,867

Income per share from continuing operations — Diluted	$0.89		$0.67
Weighted average shares outstanding — Diluted	30,116		30,116

Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2008

		Processed Metal
		Products Disposition
	Historical	Pro Forma
	Gibraltar	Adjustments (a)	Pro Forma
Net sales	$1,232,299	$(245,459)	$986,840
Cost of sales	996,193	(214,818)	781,375

Gross profit	236,106	(30,641)	205,465
Selling, general, and administrative expense	154,637	(12,986)	141,651

Income from operations	81,469	(17,655)	63,814
Interest expense	(29,235)	1,860 (b)	(27,375)
Equity in partnerships’ income and other income	724	(448)	276

Income before taxes	52,958	(16,243)	36,715
Provision for income taxes	19,553	(5,997) (c)	13,556

Income from continuing operations	$33,405	$(10,246)	$23,159

Income per share from continuing operations — Basic	$1.11		$0.77
Weighted average shares outstanding — Basic	29,981		29,981

Income per share from continuing operations — Diluted	$1.11		$0.77
Weighted average shares outstanding — Diluted	30,193		30,193

Unaudited Pro Forma Condensed Combined Statement of Income
For the Nine Months Ended September 30, 2009

		Processed Metal
		Products Disposition
	Historical	Pro Forma
	Gibraltar	Adjustments(a)	Pro Forma
Net sales	$647,050	$(99,389)	$547,661
Cost of sales	550,166	(108,948)	441,218

Gross profit	96,884	9,559	106,443
Selling, general, and administrative expense	89,401	(7,126)	82,275
Goodwill impairment	25,501	—	25,501

Income from operations	(18,018)	16,685	(1,333)
Interest expense	(19,609)	623 (b)	(18,986)
Equity in partnerships’ income and other income	163	(55)	108

Income before taxes	(37,464)	17,253	(20,211)
Provision for income taxes	(14,276)	6,574 (c)	(7,702)

Income from continuing operations	$(23,188)	$10,679	$(12,509)

Income per share from continuing operations — Basic	$(0.77)		$(0.42)
Weighted average shares outstanding — Basic	30,126		30,126

Income per share from continuing operations — Diluted	$(0.77)		$(0.42)
Weighted average shares outstanding — Diluted	30,126		30,126
Notes to the unaudited pro forma condensed statements of income
(a)	Reflects the adjustment to remove the historical operating results of the Processed Metal Products segment which will be reflected as discontinued operations due to the asset sale.
(b)	Reflects the reduction in interest due to assumed use of $45.4 million of proceeds consisting of the following (in thousands):

Proceeds from asset sale	$27,587
Cash taxes due at close of sale	(2,400)
Collection of accounts receivable not sold in transaction	20,189

Net proceeds from asset sale	$45,376

We assume the net proceeds from the asset sale would be used to repay outstanding debt and reduce interest expense, calculated based upon weighted average rates of our revolving debt in effect for each period presented, as follows (dollars in thousands):

	Years Ended December 31,			Nine Months Ended
	2006	2007	2008	September 30, 2009
Reduction of interest	$3,099	$2,940	$1,860	$623
Weighted average interest rate	6.83%	6.48%	4.10%	1.83%

(c)	Reflects the tax effect of our pro forma adjustments at the effective tax rate of the period to which the adjustments pertain.